UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                              1934

  Date of Report (Date of earliest event reported):September 1,
                              2000

                 HARRELL HOSPITALITY GROUP, INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

                        0-266113-1946181
    (Commission File Number)(IRS Employer Identification No.)


       16475 Dallas Parkway, Suite 410, Dallas, Texas75248






     (Address of principal executive offices)(Zip Code)



Registrant's telephone number, including area code:(972) 380-0273




Harrell International, Inc., 211 East Louisiana Street, McKinney,
                           Texas 75069
  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On September 1, 2000, Harrell Hospitality Group, Inc. (the _Company_) purchased 3,750,000 shares of the common stock of Cybertec Holdings PLC, a United Kingdom publicly listed company (_Cybertec_) from First Merchant Capital, Ltd. for a purchase price of 4.4 pence per share (approximately $0.065333 per share based on an exchange rate at the time of #1.00 = US$1.48). The purchase was made using working capital of the Company.
Cybertec is a company that invests in high technology companies and real estate. Cybertec trades in the off-exchange securities market, and as of September 11, 2000, the trading price was approximately 11 pence per share. As of September 1, 2000, Cybertec had approximately 51,725,000 shares outstanding, and the purchase by the Company constitutes an acquisition of approximately 7.25% of the outstanding common stock of Cybertec.

     Geoff G. Dart, who is managing director of First Merchant Capital, Ltd., is also Chairman of the Board of the Company and abstained from voting on the acquisition of the Cybertec shares. Prior to the purchase by the Company, First Merchant Capital, Ltd. and its affiliates owned approximately 7,300,000 shares of Cybertec, constituting approximately 14.4% of the outstanding stock of Cybertec.

     On August 23, 2000 the Company issued 110,000 shares of the Company's Class A Common Stock to Cybertec at a purchase price of $2.50 per share. The funds received from this stock issuance ($275,000) formed a part of the working capital of the Company.

Item 5.  Other Events.

     Effective September 5, 2000, the Company relocated its principal offices to 16475 Dallas Parkway, Suite 410, Dallas,
Texas 75248; telephone:(972) 380-0273; fax: (972) 380-4795.

Item 7.  Financial Statements and Exhibits.

a.   Text of Press Release dated September 7, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              By Order of the Board of Directors,
                              Paul L. Barham, Chief Executive
                              Officer

Dallas, Texas
September 13, 2000


Dallas, TX
September 7, 2000
FOR IMMEDIATE RELEASE
Paul Barham, CEO of Harrell Hospitality Group, Inc., today announced that it had relocated its offices from McKinney, Texas to Bent Tree Tower One, 16475 Dallas Parkway, Suite 410, Dallas,
 Dallas,
Texas, 75248.

He also announced that the Company had sold 110,000 shares of its Class A common stock at $2.50 per share in a private transaction to Cybertec Holdings PLC, a United Kingdom publicly listed company with interests in real estate and high technology companies.

Harrell Hospitality manages full service hotels including the Biltmore Hotel in the Silicon Valley of California and the Rancho
Santa Barbara Marriott.

For more information, please contact Paul Barham at 972-380-0273
(fax 972-380-4795)